EXHIBIT 99.2

May 19, 2005

Media:	John Sousa or David Byford
(713) 767-5800

Analysts:	Peter Wilt, Norelle Lundy or Hillarie Bloxom (713) 507-6466

DYNEGY CEO DISCUSSES PROGRESS OF PAST YEAR AND COMPANY’S

STRATEGIC DIRECTION AT ANNUAL MEETING OF SHAREHOLDERS

HOUSTON (May 19, 2005) – At today’s annual meeting of shareholders, Bruce A. Williamson, Chairman, President and Chief Executive Officer of Dynegy Inc. (NYSE: DYN), discussed the progress Dynegy has made in the past year – including the completion of the company’s multi-year self-restructuring initiative – and its current focus on developing growth opportunities for its Midstream natural gas and Power Generation businesses.

“During the past year, Dynegy completed its self-restructuring initiative by resolving key litigation issues, restructuring burdensome power tolling arrangements and completing the divestiture of non-core assets, while operating our energy assets in a safe, efficient manner that provided reliable service to our markets and our customers,” said Williamson. “Going forward, our focus is on evaluating strategic opportunities for our businesses to accelerate their growth and unlock shareholder value.”

On May 9, Dynegy announced that it is evaluating strategic alternatives for its Midstream business to competitively position the business as part of a growth platform. By utilizing the company’s advantageous tax asset positions to maximize proceeds from a potential sale, Dynegy’s Power Generation business would be positioned for consolidation and growth opportunities to deliver greater value to investors.

During the annual meeting, shareholders approved the election of Dynegy’s 13 directors – including 11 Class A common stock directors and two Class B common stock directors – to

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DYNEGY CEO DISCUSSES PROGRESS OF PAST YEAR AND COMPANY’S

STRATEGIC DIRECTION AT ANNUAL MEETING OF SHAREHOLDERS

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serve until the 2006 annual meeting of shareholders. Shareholders also approved a management proposal concerning the ratification of PricewaterhouseCoopers LLP as Dynegy’s independent auditors for 2005.

Management’s proposal concerning the change of Dynegy’s state of incorporation from Illinois to Delaware failed to pass. Although more than 90 percent of the votes cast were in favor of the proposal, it failed to receive a sufficient number of total votes by the holders of Class A common stock to satisfy the two-thirds super-majority required under Illinois law.

Additionally, a shareholder proposal concerning the recoupment of performance-based compensation for executives following financial restatements did not pass. As noted in Dynegy’s Corporate Governance Guidelines available in the Corporate Governance section of www.dynegy.com, the company’s Board of Directors previously adopted a policy of reviewing compensation in the event of a material restatement of the company’s financial results and taking appropriate action.

For more information on the proposals considered at the meeting, refer to the company’s Proxy Statement, which can be downloaded from the “News & Financials” section of the company’s web site. In addition, both the audio web cast of the meeting and presentation slides will be available on www.dynegy.com through Aug. 19, 2005.

Dynegy provides electricity, natural gas and natural gas liquids to markets and customers throughout the United States. Through its energy businesses, Power Generation and Midstream, the company owns and operates a diverse portfolio of assets, including power plants totaling more than 13,000 megawatts of net generating capacity and gas processing plants that process approximately 1.6 billion cubic feet of natural gas per day.

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the possibility of a strategic transaction involving Dynegy’s Midstream natural gas business, the tax effects of any such transaction and the availability or deliverability of consolidation and growth opportunities for the company’s businesses. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those expressed or implied include the satisfactory completion of due diligence, the ability to reach mutual agreement on structure and terms that will achieve tax and capital structure objectives, the ability to negotiate and execute definitive transaction agreements, the receipt of board of directors and required regulatory approvals and the satisfaction of other conditions precedent to the consummation of any such strategic transaction. There can be no assurance that such conditions will be satisfied or that any such strategic transaction will be agreed to or consummated. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, which are available free of charge on the SEC’s web site at http://www.sec.gov. DYNC.

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